Naden/Lean, LLC
A PROFESSIONAL SERVICES COMPANY OF
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS



October 18, 1999


We consent to the use of our report for Transforming Cosmetics dated February 5, 1999 and for HealthandBeautyDirect.com, Inc. dated August 27, 1999 and to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of
HealthandBeautyDirect.com, Inc.




Naden/Lean, LLC
Certified Public Accountants







Timonium One,  1966 Greenspring Drive, Suite 405 Timonium MD  21093
(410) 453-5500
National (800) 772-1065
Washington, D.C., (301) 982-1082  Fax (410) 453-5522
Email  nlcpas@nlgroup.com